UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2007

Atlas Air Worldwide Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

This Current Report on Form 8-K/A of Atlas Air Worldwide Holdings, Inc. (the "Company") is being filed with the Securities and Exchange Commission (the "SEC") to update the disclosure originally reported in the Current Report on Form 8-K of the Company filed with the SEC on February 27, 2006 regarding the change in the Company's principal independent accountants.

(b) Engagement of new principal independent accountants:

On March 1, 2007, the Company engaged PricewaterhouseCoopers LLP ("PwC") as its new principal independent accountants. PwC's appointment takes effect for the fiscal year ended December 31, 2007, and for all interim periods therein. During the Company's 2005 and 2004 fiscal years, and the subsequent period through February 21, 2007, the Company did not consult with PwC regarding either:

(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did PwC provide written or oral advice to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii) any matter that was either the subject of a "disagreement" (as defined in Regulation S-K 304(a)(1)(iv) and the related instructions), or a "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

March 7, 2007	By:	Adam R. Kokas

Name: Adam R. Kokas
Title: Senior Vice President, General Counsel and Secretary